UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2016

FlexShopper, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-52589	20-5456087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2700 North Military Trail, Ste. 200 Boca Raton, FL	33431
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone number, including area code) (561) 419-2923

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 10, 2016, FlexShopper, Inc. (“FlexShopper” or the “Company”) entered into a Subscription Agreement with B2 FIE V LLC (the “Investor”), an entity affiliated with Pacific Investment Management Company LLC, providing for the issuance and sale of shares of Series 2 Convertible Preferred Stock for gross proceeds of $20.0 million. The Company may sell up to an additional $5.0 million of shares of Series 2 Convertible Preferred Stock at a subsequent closing (collectively, the “Offering”).

Pursuant to the authority expressly granted to the Board of Directors of the Company (the “Board”) by the provisions of the Company’s Certificate of Incorporation, the Board created and designated 25,000 shares of Series 2 Convertible Preferred Stock, par value $0.001 per share (“Series 2 Preferred Shares”), by filing a Certificate of Designations with the Delaware Division of Corporations (the “Certificate of Designations”). The Series 2 Preferred Shares were sold for $1,000.00 per share (the “Stated Value”) and accrue dividends on the Stated Value at an annual rate of 10%. Each Series 2 Preferred Share is convertible at a conversion price of $0.81 into approximately 1,235 shares of common stock; provided, the conversion price is subject to reduction pursuant a weighted average anti-dilution provision contained in the Certificate of Designations. Beginning 45 days following the first date of issuance of the Series 2 Preferred Shares (the “Initial Period”), the holders of the Series 2 Preferred Shares will have the option to convert such shares into shares of common stock and will have the right to vote with holders of common stock on an as converted basis. Upon a Liquidation Event or Deemed Liquidation Event (each as defined in the Certificate of Designations), holders of Series 2 Preferred Shares shall be entitled to receive out of the assets of the Company prior to and in preference to the common stock and Series 1 Convertible Preferred Stock an amount equal to the greater of (1) the Stated Value, plus any accrued and unpaid dividends thereon, and (2) the amount per share as would have been payable had all Series 2 Preferred Shares been converted to common stock immediately before the Liquidation Event or Deemed Liquidation Event.

In connection with the Offering, on June 10, 2016, FlexShopper entered into an Investor Rights Agreement with the Investor (the “Investor Rights Agreement”). The Investor Rights Agreement provides that, so long as the Investor and affiliate transferees’ ownership percentage of FlexShopper’s outstanding common stock determined on a fully-diluted basis taking into account the conversion of all outstanding shares of Series 1 Convertible Preferred Stock and Series 2 Preferred Shares (“Ownership Percentage”) (without giving effect to the Initial Period) exceeds 22%, the Investor will have the right to nominate two directors to the Board, and that, so long as the Investor and affiliate transferees’ Ownership Percentage (without giving effect to the Initial Period) exceeds 10%, the Investor will have the right to nominate one director to the Board. Pursuant to the Investor Rights Agreement, so long as the Investor’s Ownership Percentage exceeds 20%, the Investor must approve any change of control transaction involving the Company at a valuation per share of the Series 2 Preferred Shares below $1,000.00 and any increase in the size of the Board beyond nine directors. The Investor Rights Agreement also entitles the Investor to certain demand registration rights, piggyback registration rights, and a right of first offer on future issuances of equity securities of FlexShopper.

The Company engaged a registered broker dealer to serve as placement agent for the Offering (the “Placement Agent”) and the Placement Agent will receive (1) selling commissions equal to 6% of the first $20.0 million, and 2% of any amount exceeding $20.0 million, of gross proceeds of the Series 2 Preferred Shares sold in the Offering, and (2) seven-year warrants to purchase a number of Series 2 Preferred Shares equal to 2% of the total number of such shares sold in the Offering at an exercise price of $1250.00 per share.

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The Company intends to use the net proceeds from the Offering for general corporate and working capital purposes.

A copy of each of the Certificate of Designations and the Investor Rights Agreement are filed with this Current Report on Form 8-K as Exhibits 4.1 and 10.1, respectively, and are hereby incorporated by reference herein. The foregoing summaries of the Investor Rights Agreement and the Certificate of Designations do not purport to be complete and are qualified in their entirety by reference to the full text of such documents.

All of the securities described above are being sold without registration under the Securities Act of 1933, as amended (the “Act”), or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Since these securities have not been registered, they may not be offered or sold by the investors absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell these securities or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03. Material Modification to Rights of Securityholders.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

4.1	Certificate of Designations for Series 2 Convertible Preferred Stock, dated as of June 10, 2016.

10.1	Investor Rights Agreement, dated as of June 10, 2016, by and among FlexShopper, Inc., B2 FIE V LLC and the other parties thereto.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FlexShopper, Inc.

Date: June 13, 2016	By:	/s/ Brad Bernstein
	Name:	Brad Bernstein, Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Certificate of Designations for Series 2 Convertible Preferred Stock, dated as of June 10, 2016.

10.1	Investor Rights Agreement, dated as of June 10, 2016, by and among FlexShopper, Inc., B2 FIE V LLC and the other parties thereto.

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